Exhibit 4.1


Number                                                                  Shares

  ___                                                                    ___




                                  ZiLOG, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                             CUSIP 989524 20 2



THIS CERTIFIES THAT

IS THE OWNER OF

                  FULLY PAID AND NON-ASSESSABLE SHARES OF THE
                    PAR VALUE $.01 EACH OF COMMON STOCK OF

Zilog, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly Authorized attorney on surrender of this certificate properly endorsed.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

                                       ____________________________________
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                       ____________________________________
                                       SECRETARY